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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ATHERSYS, INC.

     Athersys, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Athersys, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 24, 1995.

     2. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders of Athersys, Inc. in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of Athersys, Inc. to read in its entirety as follows:

     FIRST: The name of the Corporation is Athersys, Inc.

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:

          A. General Authorization. The aggregate number of shares of capital stock which the Corporation is authorized to issue is Thirty-Seven Million Four Hundred Ninety-Two Thousand Three Hundred Fifty (37,492,350) shares, consisting of:

               1. Twenty-Four Million Sixty Thousand (24,060,000) shares of common stock having a par value of $.01 per share ("Common Stock").

               2. Three Million Nine Hundred Thirty- Nine Thousand (3,939,000) shares of Class A Convertible Preferred Stock having a par value of $.01 per share ("Class A Preferred");



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               3. Three Hundred Nineteen Thousand Eight Hundred (319,800) shares of Class B Convertible Preferred Stock having a par value of $.01 per share ("Class B Preferred");

               4. Four Million One Hundred Sixteen Thousand (4,116,000) shares of Class C Convertible Preferred Stock having a par value of $.01 per share ("Class C Preferred");

               5. One Hundred Fifty Thousand (150,000) shares of Class D Convertible Preferred Stock having a par value of $.01 per share ("Class D Preferred");

               6. Eighteen Thousand One Hundred (18,100) shares of Class E Convertible Preferred Stock having a par value of $.01 per share ("Class E Preferred");

               7. Four Million (4,000,000) shares of Class F Convertible Preferred Stock having a par value of $.01 per share ("Class F Preferred");

               8. Six Hundred Thirty-Nine Thousand Four Hundred Fifty (639,450) shares of Class G Preferred Stock having a par value of $.01 per share ("Class G Preferred"); and

               9. Two Hundred Fifty Thousand (250,000) shares of preferred stock having a par value of $.01 per share ("Blank Check Preferred").

B.   TERMS OF COMMON STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock.

COMMON STOCK

     1. Generally. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred, Class G Preferred and Blank Check Preferred (collectively, the "Preferred Stock").

     2. Voting Rights. Except as otherwise required by law or as set forth in this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him or it of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or as set forth in this Certificate of Incorporation, the holders of shares of Common Stock and shares of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class F Preferred, Class G Preferred and Blank Check Preferred (collectively, "Group I Preferred Stock"), voting on an As Converted Basis (as defined, with


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respect to each of such classes of Group I Preferred Stock, in Section 1(a) of the terms of such class of Group I Preferred Stock), shall vote together as a single class on all matters submitted to the stockholders for a vote.

     3. Dividends. The holders of outstanding Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor; provided, that such dividend rights shall be junior to the dividend rights of the holders of outstanding shares of the Preferred Stock.

     4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the outstanding Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively, unless otherwise provided by law or as set forth in this Certificate of Incorporation.

C.   TERMS OF CLASS A CONVERTIBLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions of the Class A Preferred. Except as expressly provided in this Section C of this Article Fourth ("Section C"), references to "Sections" in this Section C shall be references to Sections within this Section C.

CLASS A CONVERTIBLE PREFERRED STOCK

     1. Voting Rights.

          (a) Holders of Class A Preferred shall be entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Class A Preferred shall be entitled to cast the number of votes which he or it would have had the right to cast had all of its or his Class A Preferred been converted, as provided in Section 4, into Common Stock ("As Converted Basis") as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a share of Common Stock into which a holder's Class A Preferred would be convertible. Holders of Class A Preferred shall not have any right to vote their shares as a separate class, except as may be otherwise required by the laws of the State of Delaware or as provided herein. Each record holder of Class A Preferred shall be entitled to notice of all meetings or actions of stockholders.

          (b) Notwithstanding anything herein to the contrary contained in
     Section 1(a), so long as any Class A Preferred remains outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of seventy-five percent (75%) of the then outstanding Class A Preferred, Class B Preferred, Class D Preferred, Class G Preferred and Blank Check Preferred (collectively, the "Convertible Preferred Shares"), voting as a single class on an As Converted Basis and such further affirmative vote, if any, of the holders of any class of preferred shares as may be otherwise required by the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation:


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          (i) amend this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation in any manner that would or could prejudice the rights of the holders of the Convertible Preferred Shares, including any such amendment (or similar effect which would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

               (A) increases or decreases the par value of the issued Convertible Preferred Shares;

               (B) changes issued Convertible Preferred Shares into a lesser number of shares of the same class or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

               (C) changes the terms, or adds terms, of the Convertible Preferred Shares in any manner prejudicial to the holders of such shares;

               (D) changes the terms of issued shares of any class senior, junior or pari passu to the Convertible Preferred Shares in any manner prejudicial to the holders of Convertible Preferred Shares;

               (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, Convertible Preferred Shares or authorizes the Board of Directors to fix or alter conversion rights of shares of another class that are convertible into Convertible Preferred Shares;

               (F) provides, in the case of an amendment described in Section 1(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 1(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights; provided that any such reduction or elimination is consistent with Section 244 of the Delaware General Corporation Law;

               (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to this Certificate of Incorporation may be adopted that changes substantially the purposes of the Corporation; or

               (H) changes the Corporation into a nonprofit corporation.

          (ii) authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation, with the Convertible Preferred Shares.



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          (c) Notwithstanding anything herein to the contrary contained in
     Section 1(a) or (b), so long as any Group I Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote by the holders of at least seventy-five percent (75%) of the then outstanding Group I Preferred Stock on an As Converted Basis, effect (i) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Corporation, (ii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (iii) any consolidation or merger involving the Corporation; or (iv) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

     2.   Dividend Rights.

          (a) The holders of outstanding Class A Preferred shall be entitled to receive dividends at the rate of 8% per annum, payable when and if declared by the Board of Directors of the Corporation out of funds legally available therefor annually, prior and in preference to any declaration or payment of any dividend on the Common Stock, in arrears on the first day of January of each year. The dividends provided for in this Section 2(a) shall not be cumulative.

          (b) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class A Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock; provided, that for the purposes of determining the amount of any such dividend payable to the holders of Class A Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class A Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend.

     3.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:

               (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;


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               (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class D Preferred shall receive cash in the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of One Thousand Dollars ($1,000) per share (the "Class E Liquidation Preference Amount"); provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of Section 1(h) of that certain Securities Purchase Agreement, dated as of October 21, 1999, by and among the Corporation, Elan International Services, Ltd. and Elan Corporation plc (the "Purchase Agreement"), the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

               (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);

               (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i)-(iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount


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          payable to the holders of the Common Stock pursuant to this Section
          3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

               (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

               (vii) After the payments set forth in Sections 3(a)(i)-(vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.

          If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred and Blank Check Preferred (collectively, the "Group II Preferred Stock"), the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. "Founders" shall mean Gil Van Bokkelen, John J. Harrington, Huntington Willard, James Nelson, Ira Mellman and Robert W. Mays.

          (b) None of the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consolidation or merger of any other corporation or corporations with or into the Corporation, nor the reorganization of the Corporation, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if the holders of at least fifty-one percent (51%) of the then outstanding Convertible Preferred Shares and Class F Preferred together elect to have such events not deemed a liquidation of the Corporation by giving written notice to the Corporation.

          (c) After the payment in cash to the holders of Class A Preferred of the full preferential amount fixed in accordance with the provisions of
     Section 3(a) with respect


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     to the outstanding Class A Preferred, the holders of outstanding Class A
     Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event (i) the holders of the Class A Preferred vote to convert their shares of Class A Preferred into Common Stock immediately prior to or in connection with an event specified in Section 3(a) or (ii) any holder of Class A Preferred otherwise converts their shares of Class A Preferred into Common Stock in accordance with such holder's rights under
     Section 4, the priorities and preferences set forth in Section 3(a) shall be of no further effect and the holders of such Common Stock shall share all of the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of Common Stock held by them respectively.

     4.   Conversion Rights.

          (a) Conversion. The holder of each outstanding Class A Preferred shall, subject to the terms and conditions hereinafter set forth, convert such Class A Preferred into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 4(b)) in effect on the Conversion Date (as defined in Section 4(c)), at the following times and pursuant to the following conditions: (i) at any time, at such stockholder's option; (ii) automatically and simultaneously upon the Closing of a Public Offering (as defined in this Section 4(a)); or (iii) upon the written notice to the Corporation at the election by the holders of seventy-five percent (75%) of the outstanding Class A Preferred, voting on an As Converted Basis. The Closing of a Public Offering shall mean the consummation (the "Closing") of the sale by the Corporation of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided, that such sale yields gross proceeds of not less than Fifteen Million Dollars ($15,000,000) at a price of not less than Five Dollars ($5.00) per share and is made pursuant to a firm commitment underwriting which is based upon a pre- money valuation of no less than Sixty Million Dollars ($60,000,000) (a "Public Offering").

          (b) Conversion Price. Each Class A Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest one-hundredth (1/100th) of a share) as is determined by dividing 63/100 Dollars ($0.63) by the Conversion Price in effect on the Conversion Date. As of the date this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware, the price at which Common Stock shall initially be issuable upon conversion shall be 63/100 Dollars ($0.63) per share, which price may be adjusted from time to time as provided in Section 4(f) (the "Conversion Price").

          (c) Method of Conversion. In order to exercise such conversion privilege, the holder of any Class A Preferred to be converted shall present and surrender the certificate(s) representing such Class A Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of Class A Preferred and shall deliver a written notice of its election to convert the Class A Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for


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     Common Stock issuable on such conversion shall be issued. If so required by the Corporation, any certificate for Class A Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such Class
     A Preferred or such holder's duly authorized representative. Each conversion of Class A Preferred shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such Class A Preferred shall have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 4(f)(viii), the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Conversion Date. Subject to the provisions of Section
     (f)(viii), as promptly as practicable (and in any event within two (2) business days) after the presentation and surrender for conversion, as herein provided, of any certificate or certificates for Class A Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate or certificates for Class A Preferred shall be surrendered for conversion of less than all of the Class A Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of Class A Preferred represented by such surrendered certificate or certificates which are not converted. The issuance of certificates for Common Stock issuable upon the conversion of Class A Preferred, and the issuance of certificates representing Class A Preferred which are not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class A Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (d) No Adjustment for Dividends. With respect to any conversion of Class A Preferred into Common Stock pursuant to this Section 4, no adjustment shall be made for dividends declared but as yet unpaid on the Class A Preferred as of any record date prior to the Conversion Date; provided, however, that upon the conversion of such Class A Preferred, the dividend declared but as yet unpaid on the Class A Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

          (e) Fractional Shares. If more than one Class A Preferred share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class A Preferred shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Class A


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     Preferred, the Corporation shall issue a certificate which shall evidence and include such fractional interest in the Common Stock.

               (f) Conversion Price Adjustments. The Conversion Price for the Class A Preferred shall be subject to adjustment from time to time as follows:

                    (i) Common Stock Issued at Less Than the Conversion Price.
               If the Corporation shall issue or be deemed to have issued any Common Stock other than Excluded Shares (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance (the "Additional Common Shares"), the Conversion Price in effect immediately prior to each such issuance shall be reduced to a price determined by multiplying the then current Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Common Shares so issued.

                    For the purposes of any adjustment of the Conversion Price pursuant to this Section 4(f)(i), the following provisions shall be applicable:

                         (A) Cash. In the case of the issuance of Common Stock
                    for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (B) Consideration Other Than Cash. In the case of the
                    issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 4(g)) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock.

                         (C) Options and Convertible Securities. In the case of
                    the issuance of (i) options, warrants or other rights to purchase or acquire


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                    Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable), or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                (1) the aggregate maximum number of shares of
                        Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(i)(A) and (B)), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Stock covered thereby;

                                (2) the aggregate maximum number of shares of
                        Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(i)(A) and (B));

                                (3) on any change in the number of shares of
                        Common Stock deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

                                (4) on the expiration or cancellation of any
                        such options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                (5) if the Conversion Price shall have been
                        adjusted upon such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

          (ii) Excluded Shares. "Excluded Shares" shall mean Common Stock issued or reserved for issuance by the Corporation: (i) as a stock dividend payable in shares of Common Stock; (ii) upon any subdivision or split-up of the outstanding Common Stock; (iii) to employees, consultants, officers and directors of the Corporation designated from time to time by the Board of Directors pursuant to a stock option plan, but not exceeding 4,000,000 shares of Common Stock in the aggregate (adjusted for any stock dividend payable in shares of Common Stock, upon any subdivision, split-up, combination or reclassification of Common Stock, occurring after the date hereof) or such higher number of shares of Common Stock as may be designated by the vote or written consent of at least seventy-five percent (75%) of the holders of Group I Preferred Stock; (iv) pursuant to the terms of any acquisition by the Corporation of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other management interest of any Person in a transaction expressly approved in advance by at least seventy-five percent (75%) of the holders of Group I Preferred Stock; (v) upon conversion of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred, Class G Preferred, Blank Check Preferred or any other class of convertible preferred stock; (vi) 89,700 shares of Common Stock issuable to Michael Gallo upon exercise of a warrant; and (vii) 606,000 shares of Common Stock issuable to certain investors upon exercise of a warrant.

               (iii) Stock Dividends; Stock Splits, Etc. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class A Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that the holder of any Class A Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class A Preferred been converted immediately prior thereto.

               (iv) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class A Preferred is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any Class A Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class A Preferred been converted immediately prior thereto.

               (v) Reorganizations, Etc. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person or entity, each Class A Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Class A Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Class A Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of the Class A Preferred. The subdivision or combination of Common Stock issuable upon conversion of Class A Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4(f)(v).

               (vi) Evidences of Indebtedness or Assets. In case the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons or assets (excluding cash dividends or dividends payable solely in Common Stock) then, in each such case, each holder of Class A Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Class A Preferred would have been convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

               (viii) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this
          Section 4(f) shall require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event the issuing to the holder of any Class A Preferred converted after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment; provided, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (ix) Applicable Adjustment. In any case in which the provisions of this Section 4(f) shall require an adjustment to the Conversion Price for the Class A Preferred, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any appropriate provision of this Section 4(f) to such event.

          (g) Current Market Price. The "Current Market Price" at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided in this Section 4(g). The Current Market Price shall be the average of the daily closing prices per share of Common Stock for thirty (30) consecutive business days ending no more than fifteen
     (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System; provided, that if the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors (whose determination shall be conclusive), irrespective of any accounting treatment; provided, that, if within fifteen (15) days of receiving notice of an event under
     Section 4(f) requiring the calculation of the Current Market Price a holder of at least ten percent (10%) of the currently outstanding Class A Preferred requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a share of Common Stock within thirty (30) days of its appointment. The determination of the Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Class A Preferred. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

          (h) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided:


               (i) the Corporation shall compute the adjusted Conversion Price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for the Class A Preferred and at the principal office of the Corporation; and

               (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding Class A Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of
          Section 4(j).

          (i) Cancellation. All Class A Preferred which shall have been surrendered for conversion as herein provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such Class A Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

          (j) Notice to Holders. In the event that:

               (i) the Corporation shall take action to make any distribution or dividend to the holders of any class of its capital stock;

               (ii) the Corporation shall take action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

               (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split-up or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

               (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

     then the Corporation shall (x) in case of any such distribution, dividend or offering of subscription rights, at least ten (10) days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten (10) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of Class A Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 4 (j) shall also specify (x) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

          (k) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class A Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Class A Preferred then outstanding.

          (l) Reclassification of Common Stock. For the purposes of this Section 4, the term "Common Stock" shall mean (a) the class of stock designated as the Common Stock of the Corporation on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 4(f)(v), the holder of any Class A Preferred thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, and the number of such other shares so receivable upon conversion of any Class A Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common

     Stock contained in Section 4(f)(v), and the other provisions of this
     Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

          (m) Treasury Shares. For the purpose of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

          (n) Approvals. If any Common Stock to be reserved for the purpose of conversion of Class A Preferred requires registration with or approval of any governmental authority under any Federal or state law or of the NASDAQ System before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the Class A Preferred are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.


          (o) Valid Issuance. All Common Stock that may be issued upon conversion of the Class A Preferred will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).



                  [Remainder of page intentionally left blank]

D.   TERMS OF CLASS B CONVERTIBLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of the Class B Preferred. Except as otherwise expressly provided in this Section D of this Article Fourth ("Section D"), references to "Sections" in this Section D shall be references to Sections within this Section D.

CLASS B CONVERTIBLE PREFERRED STOCK

     1.   Voting Rights.

          (a) Holders of Class B Preferred shall be entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Class B Preferred shall be entitled to cast the number of votes which it would have had the right to cast had all of its or his Class B Preferred been converted, as provided in Section 4, into Common Stock ("As Converted Basis") as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a share of Common Stock into which a holder's Class B Preferred would be convertible. Holders of Class B Preferred shall not have any right to vote their shares as a separate class, except as may be otherwise required by the laws of the State of Delaware or as provided herein. Each record holder of Class B Preferred shall be entitled to notice of all meetings or actions of stockholders.

          (b) Notwithstanding anything herein to the contrary contained in
     Section 1(a), so long as any Class B Preferred remains outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of at least seventy-five percent (75%) of the then outstanding Convertible Preferred Shares, voting as a single class on an As Converted Basis, and such further affirmative vote, if any, of the holders of any class of preferred shares as may be otherwise required by the laws of the State of Delaware or this Amended and Restated Certificate of
     Incorporation:

               (i) amend this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation in any manner that would or could prejudice the rights of the holders of the Convertible Preferred Shares, including any such amendment (or similar effect which would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

                    (A) increases or decreases the par value of the issued
               Convertible Preferred Shares;

                    (B) changes issued Convertible Preferred Shares into a
               lesser number of shares of the same class or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

                    (C) changes the terms, or adds terms, of the Convertible
               Preferred Shares in any manner prejudicial to the holders of such shares;

                    (D) changes the terms of issued shares of any class senior, junior, or pari passu to the Convertible Preferred Shares in any manner prejudicial to the holders of Convertible Preferred Shares;

                    (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, Convertible Preferred Shares or authorizes the Directors to fix or alter conversion rights of shares of another class that are convertible into Convertible Preferred Shares;

                    (F) provides, in the case of an amendment described in
               Section 1(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 1(b)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights; provided that any such reduction or elimination is consistent with Section 244 of the Delaware General Corporation Law;

                    (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to this Amended and Restated Certificate of Incorporation may be adopted that changes substantially the purposes of the Corporation; or

                    (H) changes the Corporation into a nonprofit corporation.

               (ii) Authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including other debt securities) convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation, with the Convertible Preferred Shares.

          (c) Notwithstanding anything herein to the contrary contained in
     Section 1(a) or (b), so long as any Group I Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote by the holders of at least seventy-five percent (75%) of the then outstanding Group I Preferred Stock on an As Converted Basis, effect any (i) sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Corporation, (ii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (iii) any consolidation or merger involving the Corporation, or (iv) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

     2.   Dividend Rights.

          (a) The holders of outstanding Class B Preferred shall be entitled to receive dividends at the rate of 8% per annum, payable when and if declared by the Board of Directors of the Corporation out of funds legally available therefor annually, prior and in preference to any declaration or payment of any dividend on the Common Stock, in arrears on the first day of January of each year. The dividends provided for in this Section 2(a) shall not be cumulative.

          (b) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock; provided, that for the purpose of determining the amount of any such dividend payable to the holders of Class B Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class B Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend.

     3.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:

               (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class D Preferred shall receive cash in the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of the Class E Liquidation Preference Amount; provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of Section 1(h) of the Purchase Agreement, the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

               (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);

               (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i)-(iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount payable to the holders of the Common Stock pursuant to this Section 3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

               (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

               (vii) After the payments set forth in Sections 3(a)(i) - (vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.

          If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under
     Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Group II Preferred Stock, the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) None of the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consolidation or merger of any other corporation or corporations with or into the Corporation, nor the reorganization of the Corporation, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if the holders of at least fifty-one percent (51%) of the then outstanding Convertible Preferred Shares and Class F Preferred together elect to have such events not deemed a liquidation of the Corporation by giving written notice to the Corporation.

          (c) After the payment in cash to the holders of Class B Preferred of the full preferential amount fixed in accordance with the provisions of
     Section 3(a) with respect to the outstanding Class B Preferred, the holders of outstanding Class B Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event (i) the holders of the Class B Preferred vote to convert their shares of Class B Preferred into shares of Common Stock immediately prior to or in connection with an event specified in Section 3(a) or (ii) any holder of Class B Preferred otherwise converts their shares of Class B Preferred into Common Stock in accordance with such holder's rights under Section 4, the priorities and preferences set forth in Section 3(a) shall be of no further effect and the holders of such Common Stock shall share all of the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     4.   Conversion Rights.

          (a) Conversion. The holder of each outstanding Class B Preferred shall, subject to the terms and conditions hereinafter set forth, convert such Class B Preferred into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 4(b)) in effect on the Conversion Date (as defined in Section 4(c)), at the following times and pursuant to the following conditions: (i) at any time, at such stockholder's option; (ii) automatically and simultaneously upon the Closing of a Public Offering; or (iii) upon the written notice to the Corporation at the election by the holders of seventy-five percent (75%) of the outstanding Class B Preferred, voting on an As Converted Basis.

          (b) Conversion Price. Each Class B Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest one-hundredth (1/100th) of a share) as is determined by dividing One and 25/100 Dollars ($1.25) by the Conversion Price in effect on the Conversion Date. As of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware, the price at which Common Stock shall initially be issuable upon conversion shall be One and 25/100 Dollars ($1.25) per share, which price may be adjusted from time to time as provided in Section 4(f) (the "Conversion Price").

          (c) Method of Conversion. In order to exercise such conversion privilege, the holder of any Class B Preferred to be converted shall present and surrender the certificate(s) representing such Class B Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Preferred and shall deliver a written notice of its election to convert the Class B Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. If so required by the Corporation, any certificate for Class B Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such Class B Preferred or such holder's duly authorized representative. Each conversion of Class B Preferred shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such Class B Preferred shall have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 4(f)(viii), the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Conversion Date. Subject to the provisions of Section 4(f)(viii), as promptly as practicable (and in any event within two (2) business days) after the presentation and surrender for conversion, as herein provided, of any certificate for Class B Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for Class B Preferred shall be surrendered for conversion of less than all of the Class B Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of Class B Preferred represented by such surrendered certificate which are not converted. The issuance of certificates for Common Stock issuable upon the conversion of Class B Preferred, and the issuance of certificates representing Class B Preferred which are not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class B Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (d) No Adjustment for Dividends. With respect to any conversion of Class B Preferred into Common Stock pursuant to this Section 4, no adjustment shall be made for dividends declared but as yet unpaid on the Class B Preferred as of any record date prior to the Conversion Date; provided, however, that upon the conversion of such Class B Preferred, the dividend declared but as yet unpaid on the Class B Preferred shall be payable on the Common Stock issued upon such conversion as if such shares of Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

          (e) Fractional Shares. If more than one Class B Preferred share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class B Preferred shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Class B Preferred, the Corporation shall issue a certificate which shall evidence and include such fractional interest in the share of Common Stock.

          (f) Conversion Price Adjustments. The Conversion Price for the Class B Preferred shall be subject to adjustment from time to time as follows:

               (i) Common Stock Issued at Less Than the Conversion Price. If the Corporation shall issue or be deemed to have issued any Common Stock other than Excluded Shares (as defined in Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall be reduced to a price determined by multiplying the then current Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Common Shares so issued.

               For the purposes of any adjustment of the Conversion Price pursuant to this Section 4(f)(i), the following provisions shall be applicable:

                    (A) Cash. In the case of the issuance of Common Stock for
               cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (B) Consideration Other Than Cash. In the case of the
               issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 4(g)) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock.

                    (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                         (1) the aggregate maximum number of shares of Common
                    Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(i)(A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Stock covered thereby;

                         (2) the aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(i)(A) and
                    (B) above);

                         (3) on any change in the number of shares of Common
                    Stock deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

                         (4) on the expiration or cancellation of any such
                    options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                         (5) if the Conversion Price shall have been adjusted
                    upon such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

               (ii) Excluded Shares. "Excluded Shares" has the meaning given to it in Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation.

               (iii) Stock Dividends; Stock Splits, Etc. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class B Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that the holder of any Class B Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class B Preferred been converted immediately prior thereto.

               (iv) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class B Preferred is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any Class B Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class B Preferred been converted immediately prior thereto.

               (v) Reorganizations, Etc. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person or entity, each Class B Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Class B Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Class B Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of the Class B Preferred. The subdivision or combination of Common Stock issuable upon conversion of Class B Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4(f)(v).

               (vi) Evidences of Indebtedness or Assets. In case the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons or assets (excluding cash dividends or dividends payable solely in Common Stock) then, in each such case, each holder of Class B Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Class B Preferred would have been convertible as of the record date fixed for the determination of the holders of outstanding shares of Common Stock of the Corporation entitled to receive such distribution.

               (vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

               (viii) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this
          Section 4(f) shall require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event the issuing to the holder of any Class B Preferred converted after such record date and before the occurrence of such event the Additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment; provided, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (ix) Applicable Adjustment. In any case in which the provisions of this Section 4(f) shall require an adjustment to the Conversion Price for the Class B Preferred, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any appropriate provision of this Section 4(f) to such event.

     (g) Current Market Price. "Current Market Price" shall have the meaning given in Article 4, Section C. 4.(g) of this Amended and Restated Certificate of Incorporation; provided, that, if within fifteen (15) days of receiving notice of an event under Section 4(f) requiring the calculation of the Current Market Price a holder of at least ten percent (10%) of the currently outstanding Class B Preferred requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a share of Common Stock within thirty (30) days of its appointment. The determination of Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Class B Preferred. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

     (h) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided:

          (i) the Corporation shall compute the adjusted Conversion Price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for the Class B Preferred and at the principal office of the Corporation; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding Class B Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4(j).

     (i) Cancellation. All Class B Preferred which shall have been surrendered for conversion as herein provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such Class B Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

     (j) Notice to Holders. In the event that:

          (i) the Corporation shall take action to make any distribution or dividend to the holders of any class of its capital stock;

          (ii) the Corporation shall take action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

          (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split-up or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

          (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall (x) in case of any such distribution, dividend or offering of subscription rights, at least ten (10) days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten (10) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of Class B Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 4(j) shall also specify (x) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

     (k) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class B Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Class B Preferred then outstanding.

     (l) Reclassification of Common Stock. For the purposes of this Section 4, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation on the date of this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 4(f)(v), the holder of any Class B Preferred thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than Common Stock, and the number of such other shares so receivable upon conversion of any Class B Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4(f)(v), and the other provisions of this Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

     (m) Treasury Shares. For the purpose of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

     (n) Approvals. If any Common Stock to be reserved for the purpose of conversion of Class B Preferred requires registration with or approval of any governmental authority under any Federal or state law or of the NASDAQ System before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Class B Preferred are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.

     (o) Valid Issuance. All Common Stock that may be issued upon conversion of the Class B Preferred will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).



                  [Remainder of page intentionally left blank]

E.   TERMS OF CLASS C CONVERTIBLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of the Class C Preferred. Except as otherwise expressly provided in this Section E of this Article Fourth ("Section E"), references to "Sections" in this Section E shall be references to Sections within this Section E.

CLASS C CONVERTIBLE PREFERRED STOCK

     1. Voting Rights.

          (a) Holders of Class C Preferred shall be entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Class C Preferred shall be entitled to cast the number of votes which it would have had the right to cast had all of its or his Class C Preferred been converted, as provided in Section 4, into Common Stock ("As Converted Basis") as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a share of Common Stock into which a holder's Class C Preferred would be convertible. Holders of Class C Preferred shall not have any right to vote their shares as a separate class, except as may be otherwise required by the laws of the State of Delaware or as provided herein. Each record holder of Class C Preferred shall be entitled to notice of all meetings or actions of stockholders.

          (b) Notwithstanding anything herein to the contrary contained in
     Section 1(a), so long as any Class C Preferred remains outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of at least seventy-five percent (75%) of the then outstanding Class C Preferred, voting as a single class on an As Converted Basis, and such further affirmative vote, if any, of the holders of any class of preferred shares as may be otherwise required by the laws of the State of Delaware or this Amended and Restated Certificate of
     Incorporation:

          (i) amend this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation in any manner that would or could prejudice the rights of the holders of the Class C Preferred, including any such amendment (or similar effect which would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

               (A) increases or decreases the par value of the issued Class C Preferred;

               (B) changes issued Class C Preferred into a lesser number of shares of the same class or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

               (C) changes the terms, or adds terms, of the Class C Preferred in any manner prejudicial to the holders of such shares;

               (D) changes the terms of issued shares of any class senior, junior or pari passu to the Class C Preferred in any manner prejudicial to the holders of the Class C Preferred;

               (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, Class C Preferred or authorizes the Directors to fix or alter conversion rights of shares of another class that are convertible into Class C Preferred;

               (F) provides, in the case of an amendment described in Section 1(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 1(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights; provided that any such reduction or elimination is consistent with Section 244 of the Delaware General Corporation Law;

               (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to this Amended and Restated Certificate of Incorporation may be adopted that changes substantially the purposes of the Corporation; or

               (H) changes the Corporation into a nonprofit corporation.

          (ii) Authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation or otherwise, with the Class C Preferred.

     (c) Notwithstanding anything herein to the contrary contained in Section 1(a) or (b), so long as any Group I Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote by the holders of at least seventy-five percent (75%) of the then outstanding Group I Preferred Stock on an As Converted Basis, effect (i) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Corporation, (ii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (iii) any consolidation or merger involving the Corporation or (iv) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

2.   Dividend Rights.

     (a) The holders of outstanding Class C Preferred shall be entitled to receive dividends at the rate of 8% per annum, payable out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class F Preferred, Class G Preferred or Common Stock or any shares of any class of capital stock of the

Corporation. The dividends provided for in this Section 2(a) shall be cumulative from the date of issuance, whether or not at the time such dividends shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Accumulations of accrued dividends shall be compounded annually at the rate of 8% per annum. For purposes of this Section 2(a), the date on which the Corporation shall initially issue any Class C Preferred shall be deemed to be the date of issuance of such Class C Preferred regardless of how many times transfer of such Class C Preferred shall be made on stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class C Preferred (whether by reason of transfers of such Class C Preferred or for any other reason).

     (b) The dividends shall accrue until and be paid upon the earliest to occur of: (i) an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "IPO"),
(ii) a sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, (iii) the consolidation or merger of the Corporation with or into any other corporation or corporations, or (iv) the liquidation of the Corporation. Notwithstanding the foregoing, in the case of an event specified in clause (ii), (iii) or (iv) of this Section 2(b), the proceeds or consideration which would otherwise be paid in such event to the holders of Class C Preferred shall be increased by the amount of all accrued unpaid dividends thereon instead of such accrued amount being declared and paid as dividends. In the event of an IPO, the Corporation may, at its option, pay the accrued and unpaid dividends in Common Stock which Common Stock shall be valued for this purpose at the price paid by the public. If any dividend on the outstanding Class C Preferred shall for any reason not be paid at the time such dividend shall become due, then such dividend in arrears shall be paid as soon as payments of same shall be legally permissible. Until such dividend in arrears is paid, dividends shall continue to accrue on the outstanding Class C Preferred.

     (c) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class C Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock; provided, that for the purpose of determining the amount of any such dividend payable to the holders of Class C Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class C Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend.

3.   Liquidation Rights.

     (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:

          (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

          (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

          (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class D Preferred shall receive cash in the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of the Class E Liquidation Preference Amount; provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of Section 1(h) of the Purchase Agreement, the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

          (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the

     Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);

          (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i)-(iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount payable to the holders of the Common Stock pursuant to this Section 3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

          (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

          (vii) After the payments set forth in Sections 3(a)(i)-(vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.

     If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Group II Preferred Stock, the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

     (b) After the payment in cash to the holders of Class C Preferred of the full preferential amount fixed in accordance with the provisions of Section 3(a) with respect to the outstanding Class C Preferred, the holders of outstanding Class C Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

     (c) In the event (i) the holders of the Class C Preferred vote to convert their shares of Class C Preferred into Common Stock immediately prior to or in connection with an event specified in Section 3(a) or (ii) any holder of Class C Preferred otherwise converts their shares of Class C Preferred into Common Stock in accordance with such holder's rights under Section 4, the priorities and preferences set forth in Section 3(a) shall be of no further effect and the holders of such Common Stock shall share all of the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

4.   Conversion Rights.

     (a) Conversion. The holder of each outstanding Class C Preferred shall, subject to the terms and conditions hereinafter set forth, convert such Class C Preferred into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 4(b)) in effect on the Conversion Date (as defined in Section 4(c)), at the following times and pursuant to the following conditions: (i) at any time, at such stockholder's option; (ii) automatically and simultaneously upon the Closing of a Public Offering; or (iii) upon the written notice to the Corporation at the election by the holders of seventy-five percent (75%) of the outstanding Class C Preferred, voting on an As Converted Basis.

     (b) Conversion Price. Each Class C Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest one-hundredth (1/100th) of a share) as is determined by dividing Three and 67/100 Dollars ($3.67) by the Conversion Price in effect on the Conversion Date. As of the date this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware, the price at which Common Stock shall initially be issuable upon conversion shall be Three and 67/100 Dollars ($3.67) per share, which price may be adjusted from time to time as provided in Section 4(f) (the "Conversion Price").

     (c) Method of Conversion. In order to exercise such conversion privilege, the holder of any Class C Preferred to be converted shall present and surrender the certificate(s) representing such Class C Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of Class C Preferred and shall deliver a written notice of its election to convert the Class C Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. If so required by the Corporation, any certificate for Class C Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such Class C Preferred or such holder's duly authorized representative. Each conversion of Class C Preferred shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such Class C Preferred shall have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 4(f)(ix), the person or persons in whose name or names any certificate or certificates for

Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Conversion Date. Subject to the provisions of
Section 4(f)(ix), as promptly as practicable (and in any event within two (2) business days) after the presentation and surrender for conversion, as herein provided, of any certificate for Class C Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for Class C Preferred shall be surrendered for conversion of less than all of the Class C Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of Class C Preferred represented by such surrendered certificate which are not converted. The issuance of certificates for Common Stock issuable upon the conversion of Class C Preferred, and the issuance of certificates representing Class C Preferred which are not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class C Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (d) No Adjustment for Dividends. With respect to any conversion of Class C Preferred into Common Stock pursuant to this Section 4, no adjustment shall be made for dividends declared but as yet unpaid on the Class C Preferred as of any record date prior to the Conversion Date; provided, however, that upon the conversion of such Class C Preferred, the dividend declared but as yet unpaid on the Class C Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

     (e) Fractional Shares. If more than one Class C Preferred share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class C Preferred shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Class C Preferred, the Corporation shall issue a certificate which shall evidence and include such fractional interest in the share of Common Stock.

     (f) Conversion Price Adjustments. The Conversion Price for the Class C Preferred shall be subject to adjustment from time to time as follows:

          (i) Common Stock Issued at Less Than the Conversion Price. In the event that the Corporation shall issue Additional Common Shares (as defined in Article 4, Section C. 4(f)(i) of this Amended and Restated Certificate of Incorporation) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, and a holder of

     Class C Preferred shall have participated pro-rata on an As Converted Basis in such financing (the "Participating Holder"), the Conversion Price in effect immediately prior to each such issuance for the Participating Holder's Class C Preferred shall be reduced to the lowest price per share at which such Additional Common Shares shall have been issued.

               For the purposes of any adjustment of the Conversion Price pursuant to Section 4(f), the following provisions shall be applicable:

               (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 4(g)) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock.

               (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(iii)(A) and (B)), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(iii)(A) and (B));

                    (3) on any change in the number of shares of Common Stock
               deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

                    (4) on the expiration or cancellation of any such options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                    (5) if the Conversion Price shall have been adjusted upon
               such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

          (ii) Excluded Shares. "Excluded Shares" has the meaning given to it in
     Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation.

          (iii) Stock Dividends; Stock Splits, Etc. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class C Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that the holder of any Class C Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class C Preferred been converted immediately prior thereto.

          (iv) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class C Preferred is decreased by a combination of the outstanding Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any Class C Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class C Preferred been converted immediately prior thereto.

          (v) Reorganizations, Etc. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person or entity, each Class C Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Class C Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer (taking into account any adjustment pursuant to Section 4(f)(ii)); and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Class C Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of the Class C Preferred. The subdivision or combination of Common Stock issuable upon conversion of Class C Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4(f)(vii).

          (vi) Evidences of Indebtedness or Assets. In case the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons or assets (excluding cash dividends or dividends payable solely in Common Stock) then, in each such case, each holder of Class C Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Class C Preferred would have been convertible as of the record date fixed for the determination of the holders of outstanding shares of Common Stock of the Corporation entitled to receive such distribution.

          (vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

          (viii) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this Section 4(f) shall require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event the issuing to the holder of any Class C Preferred converted after such record date and before the occurrence of such event the Additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment; provided, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (ix) Applicable Adjustment. In any case in which the provisions of this Section 4(f) shall require an adjustment to the Conversion Price for the Class C Preferred, the applicable adjustment shall be the largest adjustment lowering the

     Conversion Price resulting from the application of any appropriate provision of this Section 4(f) to such event.

          (g) Current Market Price. "Current Market Price" shall have the meaning given in Article 4, Section C. 4.(g) of this Amended and Restated Certificate of Incorporation; provided, that, if within fifteen (15) days of receiving notice of an event under Section 4(f) requiring the calculation of the Current Market Price a holder of at least ten percent (10%) of the currently outstanding Class C Preferred requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a share of Common Stock within thirty (30) days of its appointment. The determination of Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Class C Preferred. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

          (h) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided:

               (i) the Corporation shall compute the adjusted Conversion Price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for the Class C Preferred and at the principal office of the Corporation; and

               (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding Class C Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of
          Section 4(j).

          (i) Cancellation. All Class C Preferred which shall have been surrendered for conversion as herein provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such Class C Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

          (j) Notice to Holders. In the event that:

               (i) the Corporation shall take action to make any distribution or dividend to the holders of any class of its capital stock;

               (ii) the Corporation shall take action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

               (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split-up or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

               (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall (x) in case of any such distribution, dividend or offering of subscription rights, at least ten (10) days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten (10) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of Class C Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 4(j) shall also specify
          (x) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

          (k) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class C Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Class C Preferred then outstanding.

          (l) Reclassification of Common Stock. For the purposes of this Section 4, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 4(f)(v), the holder of any Class C Preferred thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, and the number of such other shares so receivable upon conversion of any Class C Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common

     Stock contained in Section 4(f)(v), and the other provisions of this
     Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

          (m) Treasury Shares. For the purpose of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

          (n) Approvals. If any Common Stock to be reserved for the purpose of conversion of Class C Preferred requires registration with or approval of any governmental authority under any Federal or state law or of the NASDAQ System before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Class C Preferred are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.

          (o) Valid Issuance. All Common Stock that may be issued upon conversion of the Class C Preferred will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).


F.   TERMS OF CLASS D CONVERTIBLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of the Class D Preferred. Except as otherwise expressly provided in this Section F of this Article Fourth ("Section F"), references to "Sections" in this Section F shall be references to Sections within this Section F.

CLASS D CONVERTIBLE PREFERRED STOCK

     1.   Voting Rights.

          (a) Holders of Class D Preferred shall be entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Class D Preferred shall be entitled to cast the number of votes which it would have had the right to cast had all of its or his Class D Preferred been converted, as provided in Section 4, into Common Stock ("As Converted Basis") as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a share of Common Stock into which a holder's Class D Preferred would be convertible. Holders of Class D Preferred shall not have any right to vote their shares as a separate class, except as may be otherwise required by the laws of the State of Delaware or as provided herein. Each record holder of Class D Preferred shall be entitled to notice of all meetings or actions of stockholders.

          (b) Notwithstanding anything herein to the contrary contained in
     Section 1(a), so long as any Class D Preferred remains outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of at least seventy-five percent (75%) of the then outstanding Convertible Preferred Shares, voting as a single class on an As Converted Basis, and such further affirmative vote, if any, of the holders of any class of preferred shares as may be otherwise required by the laws of the State of Delaware or this Amended and Restated Certificate of
     Incorporation:

               (i) amend this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation in any manner that would or could prejudice the rights of the holders of the Class D Preferred Stock, including any such amendment (or similar effect which would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

                    (A) increases or decreases the par value of the issued
               Convertible Preferred Shares;

                    (B) changes issued Convertible Preferred Shares into a
               lesser number of shares of the same class or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

                    (C) changes the terms, or adds terms, of the Convertible
               Preferred Shares in any manner prejudicial to the holders of such shares;

                    (D) changes the terms of issued shares of any class senior, junior, or pari passu to the Convertible Preferred Shares in any manner prejudicial to the holders of Convertible Preferred Shares;

                    (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, Convertible Preferred Shares or authorizes the Directors to fix or alter conversion rights of shares of another class that are convertible into Convertible Preferred Shares;

                    (F) provides, in the case of an amendment described in
               Section 1(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 1(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights, provided that any such reduction or elimination is consistent with Section 244 of the Delaware General Corporation Law;

                    (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to this Amended and Restated Certificate of Incorporation may be adopted that changes substantially the purposes of the Corporation; or

                    (H) changes the Corporation into a nonprofit corporation.

               (ii) Authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation, with the Convertible Preferred Shares.

          (c) Notwithstanding anything herein to the contrary contained in
     Section 1(a) or (b), so long as any Group I Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of at least seventy-five percent (75%) of the then outstanding Group I Preferred Stock, on an As Converted Basis, effect (i) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Corporation, (ii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (iii) any consolidation or merger involving the Corporation, or (iv) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

     2.   Dividend Rights.

          (a) The holders of outstanding Class D Preferred shall be entitled to receive dividends at the rate of 8% per annum, payable when and if declared by the Board of Directors of the Corporation out of funds legally available therefor annually, prior and in preference to any declaration or payment of any dividend on the Common Stock, in arrears on the first day of January of each year. The dividends provided for in this Section 2(a) shall not be cumulative.

          (b) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class D Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock; provided, that for the purpose of determining the amount of any such dividend payable to the holders of Class D Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class D Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend.

     3.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and

     Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:

               (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class D Preferred shall receive cash in the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of the Class E Liquidation Preference Amount; provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this
          Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of
          Section 1(h) of the Purchase Agreement, the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

               (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);

               (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i)-(iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount payable to the holders of the Common Stock pursuant to this Section 3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

               (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

               (vii) After the payments set forth in Sections 3(a)(i)-(vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.

          If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Group II Preferred Stock, the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) None of the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consolidation or merger of any other corporation or corporations with or into the Corporation, nor the reorganization of the Corporation, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if the holders of at least fifty-one percent (51%) of the then outstanding Convertible Preferred Shares and Class F Preferred together elect to have such events not deemed a liquidation of the Corporation by giving written notice to the Corporation.

          (c) After the payment in cash to the holders of Class D Preferred of the full preferential amount fixed in accordance with the provisions of
     Section 3(a) with respect to the outstanding Class D Preferred, the holders of outstanding Class D Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event (i) the holders of the Class D Preferred vote to convert their shares of Class D Preferred into Common Stock immediately prior to or in connection with an event specified in Section 3(a) or (ii) any holder of Class D Preferred otherwise converts their shares of Class D Preferred into Common Stock in accordance with such holder's rights under
     Section 4, the priorities and preferences set forth in Section 3(a) shall be of no further effect and the holders of such Common Stock shall share all of the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     4.   Conversion Rights.

          (a) Conversion. The holder of each outstanding Class D Preferred shall, subject to the terms and conditions hereinafter set forth, convert such Class D Preferred into fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereinafter defined in Section 4(b)) in effect on the Conversion Date (as defined in Section 4(c)), at the following times and pursuant to the following conditions: (a) at any time, at such stockholder's option; (b) automatically and simultaneously upon the Closing of a Public Offering; or (c) upon the written notice to the Corporation at the election by the holders of seventy-five percent (75%) of the outstanding Class D Preferred, voting on an As Converted Basis.

          (b) Conversion Price. Each Class D Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest one-hundredth (1/100th) of a share) as is determined by dividing One and 35/100 Dollars ($1.35) by the Conversion Price in effect on the Conversion Date. As of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware, the price at which Common Stock shall initially be issuable upon conversion shall be One and 35/100 Dollars ($1.35) per share, which price may be adjusted from time to time as provided in Section 4(f) (the "Conversion Price").

          (c) Method of Conversion. In order to exercise such conversion privilege, the holder of any Class D Preferred to be converted shall present and surrender the certificate(s) representing such Class D Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of Class D Preferred and shall deliver a written notice of its election to convert the Class D Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. If so required by the

     Corporation, any certificate for Class D Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such Class D Preferred or such holder's duly authorized representative. Each conversion of Class D Preferred shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such Class D Preferred shall have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 4(f)(viii), the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Conversion Date. Subject to the provisions of Section 4(f)(viii), as promptly as practicable after (and in any event within two
     (2) business days) the presentation and surrender for conversion, as herein provided, of any certificate for Class D Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for Class D Preferred shall be surrendered for conversion of less than all of the Class D Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of Class D Preferred represented by such surrendered certificate which are not converted. The issuance of certificates for Common Stock issuable upon the conversion of Class D Preferred, and the issuance of certificates representing Class D Preferred which are not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class D Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (d) No Adjustment for Dividends. With respect to any conversion of Class D Preferred into Common Stock pursuant to this Section 4, no adjustment shall be made for dividends declared but as yet unpaid on the Class D Preferred as of any record date prior to the Conversion Date; provided, however, that upon the conversion of such Class D Preferred, the dividend declared but as yet unpaid on the Class D Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

          (e) Fractional Shares. If more than one Class D Preferred share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class D Preferred shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Class D Preferred, the Corporation shall issue a certificate which shall evidence and include such fractional interest in the share of Common Stock.

          (f) Conversion Price Adjustments. The Conversion Price for the Class D Preferred shall be subject to adjustment from time to time as follows:

               (i) Common Stock Issued at Less Than the Conversion Price. If the Corporation shall issue or be deemed to have issued any Common Stock other than Excluded Shares (as defined in Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall be reduced to a price determined by multiplying the then current Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Common Shares so issued.

               For the purposes of any adjustment of the Conversion Price pursuant to this Section 4(f)(i), the following provisions shall be applicable:

                    (A) Cash. In the case of the issuance of Common Stock for
               cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (B) Consideration Other Than Cash. In the case of the
               issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 4(g)) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock.

                    (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                         (1) the aggregate maximum number of shares of Common
                    Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(i)(A) and (B)), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Stock covered thereby;

                         (2) the aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(i)(A) and
                    (B));

                         (3) on any change in the number of shares of Common
                    Stock deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of


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



                    such change but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

                         (4) on the expiration or cancellation of any such
                    options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                         (5) if the Conversion Price shall have been adjusted
                    upon such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

               (ii) Excluded Shares. "Excluded Shares" has the meaning given to it in Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation.

               (iii) Stock Dividends; Stock Splits, Etc. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class D Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that the holder of any Class D Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class D Preferred been converted immediately prior thereto.

               (iv) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class D Preferred is decreased by a combination of the outstanding Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any Class D Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class D Preferred been converted immediately prior thereto.

          (v) Reorganizations, Etc. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person or entity, each Class D Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Class D Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Class D Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of the Class D Preferred. The subdivision or combination of Common Stock issuable upon conversion of Class D Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4(f)(v).

          (vi) Evidences of Indebtedness or Assets. In case the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons or assets (excluding cash dividends or dividends payable solely in Common Stock) then, in each such case, each holder of Class D Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Class D Preferred would have been convertible as of the record date fixed for the determination of the holders of outstanding shares of Common Stock of the Corporation entitled to receive such distribution.

          (vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

          (viii) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this Section 4(f) shall require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event the issuing to the holder of any Class D Preferred converted after such record date and before the occurrence of such event the Additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment; provided, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (ix) Applicable Adjustment. In any case in which the provisions of this Section 4(f) shall require an adjustment to the Conversion Price for the Class D Preferred, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any appropriate provision of this Section 4(f) to such event.

     (g) Current Market Price. "Current Market Price" shall have the meaning given in Article 4, Section C. 4.(g) of this Amended and Restated Certificate of Incorporation; provided, that, if within fifteen (15) days of receiving notice of an event under Section 4(f) requiring the calculation of the Current Market Price a holder of at least ten percent (10%) of the currently outstanding Class D Preferred requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a Share of Common Stock within thirty (30) days of its appointment. The determination of Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Class D Preferred. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

     (h) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided:

          (i) the Corporation shall compute the adjusted Conversion Price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for the Class D Preferred and at the principal office of the Corporation; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding Class D Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of this Section 4(j).

     (i) Cancellation. All Class D Preferred which shall have been surrendered for conversion as herein provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such Class D Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

     (j) Notice to Holders. In the event that:

          (a) the Corporation shall take action to make any distribution or dividend to the holders of any class of its capital stock;

          (b) the Corporation shall take action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

          (c) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split-up or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

          (d) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall (x) in case of any such distribution, dividend or offering of subscription rights, at least ten (10) days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten (10) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of Class D Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 4(j) shall also specify (x) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

     (k) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class D Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Class D Preferred then outstanding.

     (l) Reclassification of Common Stock. For the purposes of this Section 4, the term "Common Stock" shall mean (a) the class of stock designated as the Common Stock of the Corporation on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 4(f)(v), the holder of any Class D Preferred thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than Common Stock, and the number of such other shares so receivable upon conversion of any Class D Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4(f)(v), and the other provisions of this Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

     (m) Treasury Shares. For the purpose of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

     (n) Approvals. If any Common Stock to be reserved for the purpose of conversion of Class D Preferred requires registration with or approval of any governmental authority under any Federal or state law or of the NASDAQ System before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Class D Preferred are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.

     (o) Valid Issuance. All Common Stock that may be issued upon conversion of the Class D Preferred will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).


                  [Remainder of page intentionally left blank]

G.  TERMS OF CLASS E CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of the Class E Preferred. Except as otherwise expressly provided in this Section G of this Article Fourth ("Section G"), references to "Sections" in this Section G shall be references to Sections within this Section G.

CLASS E CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     1. Voting Rights.

          (a) Except as expressly provided in Sections 1(b) and 1(c), holders of Class E Preferred shall not have any voting rights on any matter submitted to a vote of stockholders of the Corporation and shall not otherwise be entitled to vote together with holders of Common Stock, including with respect to the election of Directors of the Corporation.

          (b) Subject to the rights of any class of Preferred Stock that may from time to time come into existence, so long as any shares of Class E Preferred are outstanding, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Class E Preferred, voting separately as a class:

               (i) other than as provided in Section 1(c), amend this Amended and Restated Certificate of Incorporation so as to affect adversely the shares of Class E Preferred or any holder thereof; or

               (ii) amend this Section G in any other respect.

          (c) So long as any shares of Class E Preferred are outstanding, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Preferred Stock, voting together as a class on an As Converted Basis, authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation, with the Class E Preferred Shares.

     2.   Dividend Rights.

          (a) The Class E Preferred, for a period of six years from the date of first issuance of the Class E Preferred, shall be entitled a dividend equal to 7% per annum. Such dividend shall (i) be cumulative, (ii) compound on an annual basis, the first compounding to commence one year from the date of the first issuance of the Class E Preferred, (iii) be payable, at the option of the Corporation, at the time of conversion of the Class E Preferred pursuant to Section 4, (A) by the issuance of additional shares of Class E Preferred, at a price per share equal to the Original Issue Price thereof (as defined in this Section 2) or (B) in cash, (iv) be payable only upon conversion of the Class E Preferred, and (v) be canceled upon exchange of the Class E Preferred pursuant to Section 5. The "Original Issue Price" per share of Class E Preferred equals $1,000, as appropriately adjusted for any stock split, stock dividend paid in Class E Preferred or subdivision or split up of such shares. Fractional shares of Class E Preferred shall be issuable for purposes of this Section 2(a).

          (b) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class E Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock in the same form as such Common Stock dividends; provided, that for the purposes of determining the amount of any such dividend payable to the holders of Class E Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class E Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend. In the event of an IPO, the Corporation may, at its option, pay any accrued and unpaid dividends in Common Stock, which Common Stock shall be valued for this purpose at the price per share paid by the public.

     3.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:


               (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class D Preferred shall receive cash in the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of the Class E Liquidation Preference Amount; provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this
          Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of
          Section 1(h) of the Purchase Agreement, the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

               (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);



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



               (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i)-(iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount payable to the holders of the Common Stock pursuant to this Section 3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

               (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

               (vii) After the payments set forth in Sections 3(a)(i)-(vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.

          If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Group II Preferred Stock, the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) None of the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consolidation or merger of any other corporation or corporations with or into the Corporation, nor the reorganization of the Corporation, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if the holders of at least fifty-one percent (51%) of the then outstanding Convertible Preferred Shares and Class F Preferred together elect to have such events not deemed a liquidation of the Corporation by giving written notice to the Corporation.

          (c) After the payment in cash to the holders of Class E Preferred of the full preferential amount fixed in accordance with the provisions of
     Section 3(a) with respect to the outstanding Class E Preferred, the holders of outstanding Class E Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

     4. Conversion Rights. The holders of the Class E Preferred shall have conversion rights, through and including the Conversion Termination Date (as defined in Section 6(a)), as follows (the "Conversion Rights"):

          (a) Conversion.

               (i) The Class E Preferred shall be convertible in whole, but not in part, in accordance with this Section 4(a), at the option of the holders thereof, at any time after the third anniversary of the date of issuance and prior to the Conversion Termination Date at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the sum of the Original Issue Price and all accrued and unpaid dividends thereon by (y) $19.80 (such quotient, the "Conversion Price"); provided, however, that the Conversion Price for the Class E Preferred shall be subject to adjustment as set forth in
          Section 4(a)(iii).

               (ii) Before the holders of Class E Preferred shall be entitled to convert such shares into shares of Common Stock, such holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class E Preferred, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of Class E Preferred, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holders shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class E Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. The Corporation shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue


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



          and delivery of any certificate in a name other than that of the holder of the Class E Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

               (iii) In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Class E Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such class shall be increased in proportion to such increase of the aggregate of (a) shares of Common Stock outstanding and (b) those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in Section 4(a)(v).

               (iv) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Class E Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such class shall be decreased in proportion to such decrease in outstanding shares.

               (v) The following provisions shall apply for purposes of this
          Section 4(a):


                    (A) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.



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



                    (B) In the event of any change in the number of shares of
               Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Class E Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Conversion Price of the Class E Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

          (b) Automatic Conversion. The Class E Preferred shall automatically be converted into shares of Common Stock at the Conversion Price upon the earliest to occur prior to the Conversion Termination Date of: the time immediately prior to the effective time of (x) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation in which the Corporation is not the surviving entity, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (y) the sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale; or (z) except as provided in Section 5(c), the initial public offering of Common Stock, provided, that the Corporation shall have given the holders of Class E Preferred notice that such event shall occur and that the Corporation desires the Class E Preferred to be converted.

     5.   Exchange Right.

          (a) Provided that (i) the Exchange Termination Date (as defined in
     Section 6(b)) shall not have occurred and (ii) Elan International Services, Ltd. ("EIS") and its affiliates are the holders of all of the shares of Class E Preferred (or, upon automatic conversion of such stock into shares of Common Stock, as set forth in Section 4(b)), such Common Stock (collectively, with the Class E Preferred, the "Exchange Shares")), the holders of the Exchange Shares (acting by act of the majority holders


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     thereof) shall have the right, at any time after the second anniversary of the date of issuance of the Class E Preferred, to exchange all, but not less than all, of the Exchange Shares (the "Exchange Right") for the greater of (i) 4,510 fully paid and nonassessable shares of common stock, par value $1.00 per share ("Newco Common Stock"), of Athersys Newco, Ltd. ("Newco") (subject to adjustment for splits, stock dividends and similar events occurring in respect of Newco Common Stock) owned by the Corporation, or (ii) a number of shares of Newco Common Stock owned by the Corporation that, after giving effect to the exercise of the Exchange Right, would cause EIS and the Corporation to each hold 50% of the total outstanding share capital of Newco (assuming that neither EIS nor the Corporation has ever sold any shares of Newco and that Newco has not issued or sold any shares of Newco to any third party), provided, however, that if EIS or the Corporation has ever sold any shares of Newco, or Newco has issued or sold any shares of Newco, the provisions of clause (i) of this
     Section 5(a) shall apply; provided, that EIS may exercise the Exchange Right, prior to a date that is two years after the date of issuance of the Class E Preferred, pursuant to an automatic conversion, in which case (i) the shares of Newco stock to be transferred by the Corporation to EIS upon exercise of the Exchange Right shall be shares of non-voting convertible preferred stock of Newco of the same series as the preferred stock issued to EIS on October 21, 1999 (the "Newco Preferred Stock") and (ii) EIS and the Corporation shall cause Newco to convert an adequate number of shares of Newco Common Stock held by the Corporation into shares of Newco Preferred Stock for the purposes of effecting with the Exchange Right. The Newco Preferred Stock shall be convertible into common shares of Newco on a one-for-one basis, subject to adjustment for splits, stock dividends and similar events occurring in respect of Newco Common Stock, at any time after such two year period.

          (b) Upon exercise of the Exchange Right, the Exchange Shares, including all accrued and unpaid dividends thereon, shall be canceled and shall no longer be entitled to any rights in the Corporation.

          (c) The Exchange Shares shall be exchangeable for Newco Common Stock, in whole, but not in part, in accordance with this Section 5, at any time after the second anniversary of the date of issuance of the Class E Preferred and prior to the Exchange Termination Date (as defined in Section 6(b)); provided, that the Exchange Right may be exercised (at the discretion of EIS) prior to such two-year period in the event of (i) any public offering of securities of the Company or Newco; (ii) any material financing of Newco, including without limitation, the admission of additional equity or shareholders in Newco (or the equivalent, including as a result of the issuance of convertible, exchangeable or exercisable securities); (iii) any disposition or acquisition (including by way of license, sublicense or otherwise) of any material asset of Newco, (iv) any merger, consolidation, material asset sale or acquisition or similar transaction involving the Company or Newco or (v) any material change in the business plan or lines of business of Newco. If the Class E Preferred is converted pursuant to Section 4(a), to shares of Common Stock, the Exchange Right with respect to all shares of Class E Preferred shall be terminated and of no further force and effect.

          (d) In order to exercise the Exchange Right, the holders of the Exchange Shares shall provide written notice thereof to the Corporation, setting forth (i) the fact that such holders intend to exercise the Exchange Right, and (ii) the proposed date for


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



     such exercise (the "Exchange Date"), which shall be between 10 and 30 days after the date of such notice, provided, however, that if the Corporation shall deliver the holders of the Exchange Shares a written request to delay the date for such exercise by no more than 45 days, the Exchange Date will be as set forth in that request. During the period after the receipt of such written request, and before the Exchange Date, the holders of the Exchange Shares shall negotiate with the Corporation in good faith an alternative mechanism for the transfer of the Newco Common Stock that will reduce the Corporation's tax liability, provided that the holders of the Exchange Shares shall not be required to agree to any transaction which is financially disadvantageous to them. On the Exchange Date, (x) the holders shall tender their shares of the Exchange Shares to the Corporation for cancellation, and (y) the Corporation shall cause Newco to deliver to EIS, acting on behalf of such holders, such shares of Newco Common Stock. The holders of the Exchange Shares and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

          6.   Termination Date.

          (a) The rights of the holders to convert the Class E Preferred into shares of Common Stock pursuant to Section 4 shall terminate and be of no further force and effect on the date that is six years after the date of the first issuance of any shares of Class E Preferred hereunder (the "Conversion Termination Date").

          (b) The rights of the holders to exercise the Exchange Right pursuant to Section 5 shall terminate and be of no further force and effect on the earlier to occur of (i) the date that is six years after the date of the first issuance of any shares of the Class E Preferred hereunder and (ii) the date on which Newco (as defined in the Purchase Agreement) shall complete an initial public offering of its common equity (the "Exchange Termination Date").

     7. Recapitalizations. On or prior to the Conversion Termination Date, if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 3 or Section 4) provision shall be made so that the holders of the Class E Preferred shall thereafter be entitled to receive upon conversion of the Class E Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the holders of the Class E Preferred after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Class E Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

     8. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order


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



to protect the Class E Conversion Rights and Exchange Right of the holders of the Class E Preferred against impairment.

     9. Fractional Shares and Certificate as to Adjustments.

          (a) No fractional shares shall be issued upon the conversion of the Class E Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

          (b) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Class E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class E Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Class E Preferred.

     10. Notices. Any notice required by the provisions hereof to be given to the holders of shares of Class E Preferred shall be deemed given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his or its address appearing on the books of the Corporation.


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



H.   TERMS OF CLASS F CONVERTIBLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions of the Class F Preferred. Except as expressly provided in this Section H of this Article Fourth ("Section H"), references to "Sections" in this Section H shall be references to Sections within this Section H.

CLASS F CONVERTIBLE PREFERRED STOCK

     1.   Voting Rights.

          (a) Holders of Class F Preferred shall be entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Class F Preferred shall be entitled to cast the number of votes which he or it would have had the right to cast had all of its or his Class F Preferred been converted, as provided in Section 4, into Common Stock ("As Converted Basis") as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a Share of Common Stock into which a holder's Class F Preferred would be convertible. Holders of Class F Preferred shall not have any right to vote their shares as a separate class, except as may be otherwise required by the laws of the State of Delaware or as provided herein. Each record holder of Class F Preferred shall be entitled to notice of all meetings or actions of stockholders.

          (b) Notwithstanding anything herein to the contrary contained in
     Section 1(a), so long as any Class F Preferred remains outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of at least seventy-five percent (75%) of the then outstanding Class F Preferred, voting as a single class on an As Converted Basis, and such further affirmative vote, if any, of the holders of any class of preferred shares as may be otherwise required by the laws of the State of Delaware or this Amended and Restated Certificate of
     Incorporation:

               (i) amend this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation in any manner that would or could prejudice the rights of the holders of the Class F Preferred, including any such amendment (or similar effect which would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

                    (A) increases or decreases the par value of the issued Class
               F Preferred;

                    (B) changes issued Class F Preferred into a lesser number of shares of the same class or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

                    (C) changes the terms, or adds terms, of the Class F
               Preferred in any manner prejudicial to the holders of such shares;



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



                    (D) changes the terms of issued shares of any class senior, junior or pari passu to the Class F Preferred in any manner prejudicial to the holders of the Class F Preferred;

                    (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, Class F Preferred or authorizes the Directors to fix or alter conversion rights of shares of another class that are convertible into Class F Preferred;

                    (F) provides, in the case of an amendment described in
               Section 1(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 1(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights; provided that any such reduction or elimination is consistent with Section 244 of the Delaware General Corporation Law;

                    (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to this Amended and Restated Certificate of Incorporation may be adopted that changes substantially the purposes of the Corporation; or

                    (H) changes the Corporation into a nonprofit corporation.

               (ii) Authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation or otherwise, with the Class F Preferred.

          (c) Notwithstanding anything herein to the contrary contained in
     Section 1(a) or (b), so long as any Group I Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote by the holders of at least seventy-five percent (75%) of the then outstanding Group I Preferred Stock on an As Converted Basis, effect (i) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Corporation, (ii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (iii) any consolidation or merger involving the Corporation or (iv) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

     2.   Dividend Rights.

          (a) The holders of outstanding Class F Preferred shall be entitled to receive dividends at the rate of 8% per annum, payable when and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Class A Preferred, Class B Preferred, Class D Preferred, Class G Preferred or Common Stock or any shares of any


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     class of capital stock of the Corporation (other than on the Class C
     Preferred and Class E Preferred), annually in arrears on the first day of January of each year. The dividends provided for in this Section 2(a) shall not be cumulative.

          (b) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class F Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock; provided, that for the purposes of determining the amount of any such dividend payable to the holders of Class F Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class F Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend.

     3.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:

               (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid


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



          dividends on such shares; the holders of Class D Preferred shall receive cash in the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of the Class E Liquidation Preference Amount; provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this
          Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of
          Section 1(h) of the Purchase Agreement, the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

               (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);

               (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i)-(iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount payable to the holders of the Common Stock pursuant to this Section 3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

               (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

               (vii) After the payments set forth in Sections 3(a)(i)-(vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.



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               If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under
          Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Group II Preferred Stock, the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

               (b) None of the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consolidation or merger of any other corporation or corporations with or into the Corporation, nor the reorganization of the Corporation, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if the holders of at least fifty-one percent (51%) of the then outstanding Convertible Preferred Shares and Class F Preferred together elect to have such events not deemed a liquidation of the Corporation by giving written notice to the Corporation.

               (c) After the payment in cash to the holders of Class F Preferred of the full preferential amount fixed in accordance with the provisions of Section 3(a) with respect to the outstanding Class F Preferred, the holders of outstanding Class F Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

               (d) In the event (i) the holders of the Class F Preferred vote to convert their shares of Class F Preferred into Common Stock immediately prior to or in connection with an event specified in
          Section 3(a) or (ii) any holder of Class F Preferred otherwise converts their shares of Class F Preferred into Common Stock in accordance with such holder's rights under Section 4, the priorities and preferences set forth in Section 3(a) shall be of no further effect and the holders of such Common Stock shall share all of the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

          4.   Conversion Rights.

               (a) Conversion. The holder of each outstanding Class F Preferred shall, subject to the terms and conditions hereinafter set forth, convert such Class F Preferred into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 4(b)) in effect on the Conversion Date (as defined in Section 4(c)), at the following times and pursuant to the following conditions: (i) at any time, at such


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



         stockholder's option; (ii) automatically and simultaneously upon the Closing of a Public Offering (as defined in this Section 4(a)); or
         (iii) upon the written notice to the Corporation at the election by the holders of seventy-five percent (75%) of the outstanding Class F Preferred, voting on an As Converted Basis. The Closing of a Public Offering, for purposes of this Section H. 4 only, shall mean the Closing of the sale by the Corporation of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided, that such sale yields gross proceeds of not less than Fifty Million Dollars ($50,000,000) at a price of not less than Fifteen Dollars ($15.00) per share and is made pursuant to a firm commitment underwriting.

               (b) Conversion Price. Each Class F Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest one-hundredth (1/100th) of a share) as is determined by dividing Twelve Dollars ($12.00) by the Conversion Price in effect on the Conversion Date. As of the date this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware, the price at which Common Stock shall initially be issuable upon conversion shall be Twelve Dollars ($12.00) per share, which price may be adjusted from time to time as provided in Section 4(f) (the "Conversion Price").

               (c) Method of Conversion. In order to exercise such conversion privilege, the holder of any Class F Preferred to be converted shall present and surrender the certificate(s) representing such Class F Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of Class F Preferred and shall deliver a written notice of its election to convert the Class F Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. If so required by the Corporation, any certificate for Class F Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such Class F Preferred or such holder's duly authorized representative. Each conversion of Class F Preferred shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such Class F Preferred shall have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 4(f)(viii), the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Conversion Date. Subject to the provisions of Section
          (f)(viii), as promptly as practicable (and in any event within two (2) business days) after the presentation and surrender for conversion, as herein provided, of any certificate or certificates for Class F Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate or certificates for Class F Preferred shall be surrendered for conversion of less than all of the Class F Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of Class F Preferred represented by such surrendered


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



          certificate or certificates which are not converted. The issuance of certificates for Common Stock issuable upon the conversion of Class F Preferred, and the issuance of certificates representing Class F Preferred which are not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class F Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

               (d) No Adjustment for Dividends. With respect to any conversion of Class F Preferred into Common Stock pursuant to this Section 4, no adjustment shall be made for dividends declared but as yet unpaid on the Class F Preferred as of any record date prior to the Conversion Date; provided, however, that upon the conversion of such Class F Preferred, the dividend declared but as yet unpaid on the Class F Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

               (e) Fractional Shares. If more than one Class F Preferred share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class F Preferred shares so surrendered. If any fractional interest in a Share of Common Stock would be deliverable upon the conversion of any Class F Preferred, the Corporation shall issue a certificate which shall evidence and include such fractional interest in the Common Stock.

               (f) Conversion Price Adjustments. The Conversion Price for the Class F Preferred shall be subject to adjustment from time to time as follows:

                    (i) Common Stock Issued at Less Than the Conversion Price.
               In the event that the Corporation shall issue Additional Common Shares (as defined in Article 4, Section C. 4(f)(i) of this Amended and Restated Certificate of Incorporation), the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined by multiplying the then current Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Common Shares so issued.

               For the purposes of any adjustment of the Conversion Price pursuant to this Section 4(f)(i), the following provisions shall be applicable:


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



                    (A) Cash. In the case of the issuance of Common Stock for
               cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (B) Consideration Other Than Cash. In the case of the
               issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 4(g)) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock.

                    (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable), or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                         (1) the aggregate maximum number of shares of Common
                    Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(i)(A) and (B)), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Stock covered thereby;

                         (2) the aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(i)(A) and (B));

                         (3) on any change in the number of shares of Common
                    Stock deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

                         (4) on the expiration or cancellation of any such
                    options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                         (5) if the Conversion Price shall have been adjusted
                    upon such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.


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



               (ii) Excluded Shares. "Excluded Shares" has the meaning given to it in Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation.

               (iii) Stock Dividends; Stock Splits, Etc. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class F Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that the holder of any Class F Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class F Preferred been converted immediately prior thereto.

               (iv) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class F Preferred is decreased by a combination of the outstanding Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any Class F Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class F Preferred been converted immediately prior thereto.

               (v) Reorganizations, Etc. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person or entity, each Class F Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Class F Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Class F Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of the Class F Preferred. The subdivision or combination of Common Stock issuable upon conversion of Class F Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4(f)(v).

               (vi) Evidences of Indebtedness or Assets. In case the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons or assets (excluding cash dividends or dividends payable solely in Common Stock) then, in each such case, each holder of Class F Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Class F Preferred would have been convertible as of the record date fixed for the determination of the holders of outstanding shares of Common Stock of the Corporation entitled to receive such distribution.

               (vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

               (viii) Timing of Issuance of Additional Common Shares Upon Certain Adjustments. In any case in which the provisions of this
          Section 4(f) shall require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event the issuing to the holder of any Class F Preferred converted after such record date and before the occurrence of such event the Additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment; provided, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (ix) Applicable Adjustment. In any case in which the provisions of this Section 4(f) shall require an adjustment to the Conversion Price for the Class F Preferred, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any appropriate provision of this Section 4(f) to such event.

          (g) Current Market Price. "Current Market Price" shall have the meaning given in Article 4, Section C. 4.(g) of this Amended and Restated Certificate of Incorporation; provided, that, if within fifteen (15) days of receiving notice of an event under Section 4(f) requiring the calculation of the Current Market Price a holder of at least ten percent (10%) of the currently outstanding Class F Preferred requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a Share of Common Stock within thirty (30) days of its appointment. The determination of the Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Class F Preferred. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

          (h) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided:

               (i) the Corporation shall compute the adjusted Conversion Price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for the Class F Preferred and at the principal office of the Corporation; and

               (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding Class F Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of
          Section 4(j).

          (i) Cancellation. All Class F Preferred which shall have been surrendered for conversion as herein provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such Class F Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

          (j) Notice to Holders. In the event that:

               (i) the Corporation shall take action to make any distribution or dividend to the holders of any class of its capital stock;

               (ii) the Corporation shall take action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

               (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split-up or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or



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



               (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall (x) in case of any such distribution, dividend or offering of subscription rights, at least ten (10) days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten (10) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of Class F Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 4 (j) shall also specify
          (x) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

          (k) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class F Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Class F Preferred then outstanding.


          (l) Reclassification of Common Stock. For the purposes of this Section 4, the term "Common Stock" shall mean (a) the class of stock designated as the Common Stock of the Corporation on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 4)(f)(v), the holder of any Class F Preferred thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than Common Stock, and the number of such other shares so receivable upon conversion of any Class F Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4(f)(v), and the other provisions of this
     Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

          (m) Treasury Shares. For the purpose of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

          (n) Approvals. If any Common Stock to be reserved for the purpose of conversion of Class F Preferred requires registration with or approval of any governmental authority under any Federal or state law or of the NASDAQ System before


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



     such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Class F Preferred are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.

          (o) Valid Issuance. All Common Stock that may be issued upon conversion of the Class F Preferred will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

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



I.   TERMS OF CLASS G CONVERTIBLE PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions of the Class G Preferred. Except as expressly provided in this Section I of this Article Fourth ("Section I"), references to "Sections" in this Section I shall be references to Sections within this Section I.

CLASS G CONVERTIBLE PREFERRED STOCK

     1.   Voting Rights.

          (a) Holders of Class G Preferred shall be entitled to vote on any and all matters submitted to a vote of the stockholders. For such purposes, each holder of Class G Preferred shall be entitled to cast the number of votes which he or it would have had the right to cast had all of its or his Class G Preferred been converted, as provided in Section 4, into Common Stock ("As Converted Basis") as of the record date of the meeting at which such votes are to be cast or as of the date any written consent is taken, including any fraction of a Share of Common Stock into which a holder's Class G Preferred would be convertible. Holders of Class G Preferred shall not have any right to vote their shares as a separate class, except as may be otherwise required by the laws of the State of Delaware or as provided herein. Each record holder of Class G Preferred shall be entitled to notice of all meetings or actions of stockholders.

          (b) Notwithstanding anything herein to the contrary contained in
     Section 1(a), so long as any Class G Preferred remains outstanding, the Corporation shall not, without the affirmative vote by (or written consent of) the holders of seventy-five percent (75%) of the then outstanding Convertible Preferred Shares, voting as a single class on an As Converted Basis and such further affirmative vote, if any, of the holders of any class of preferred shares as may be otherwise required by the laws of the State of Delaware or this Amended and Restated Certificate of
     Incorporation:

               (i) amend this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation in any manner that would or could prejudice the rights of the holders of the Convertible Preferred Shares, including any such amendment (or similar effect which would occur by virtue of the merger or consolidation of the Corporation) that does any of the following:

                    (A) increases or decreases the par value of the issued
               Convertible Preferred Shares;

                    (B) changes issued Convertible Preferred Shares into a
               lesser number of shares of the same class or into the same or a different number of shares of any other class, with or without par value, theretofore or then authorized;

                    (C) changes the terms, or adds terms, of the Convertible
               Preferred Shares in any manner prejudicial to the holders of such shares;



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



                    (D) changes the terms of issued shares of any class senior, junior or pari passu to the Convertible Preferred Shares in any manner prejudicial to the holders of Convertible Preferred Shares;

                    (E) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, Convertible Preferred Shares or authorizes the Board of Directors to fix or alter conversion rights of shares of another class that are convertible into Convertible Preferred Shares;

                    (F) provides, in the case of an amendment described in
               Section 1(b)(i)(A) or (B), that the stated capital of the Corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of Section 1(b)(i)(E), that the stated capital of the Corporation shall be reduced or eliminated upon the exercise of such conversion rights; provided that any such reduction or elimination is consistent with Section 244 of the Delaware General Corporation Law;

                    (G) changes substantially the purposes of the Corporation, or provides that thereafter an amendment to this Certificate of Incorporation may be adopted that changes substantially the purposes of the Corporation; or

                    (H) changes the Corporation into a nonprofit corporation.

               (ii) authorize, issue or sell or obligate itself to authorize, issue or sell any class of its capital stock or other securities (including debt securities) convertible into or exercisable for any equity security which ranks senior or pari passu in right, either as to voting, dividends or upon liquidation, with the Convertible Preferred Shares.

          (c) Notwithstanding anything herein to the contrary contained in
     Section 1(a) or (b), so long as any Group I Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote by the holders of at least seventy-five percent (75%) of the then outstanding Group I Preferred Stock on an As Converted Basis, effect (i) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets or capital stock of the Corporation, (ii) any recapitalization, reclassification, reorganization or any similar transaction with respect to any of its shares of capital stock, (iii) any consolidation or merger involving the Corporation; or (iv) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

     2.   Dividend Rights.

          (a) The holders of outstanding Class G Preferred shall be entitled to receive dividends at the rate of 8% per annum, payable when and if declared by the Board of Directors of the Corporation out of funds legally available therefor annually, prior and in preference to any declaration or payment of any dividend on the Common Stock, in


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



     arrears on the first day of January of each year. The dividends provided for in this Section 2(a) shall not be cumulative.

          (b) In addition to the dividends provided for in Section 2(a), the holders of outstanding Class G Preferred shall be entitled to receive, when, as and if declared by the Board of Directors from funds legally available therefor, a portion of any dividends declared on Common Stock; provided, that for the purposes of determining the amount of any such dividend payable to the holders of Class G Preferred, such holders shall be entitled to receive a proportionate amount of such dividends as if all issued and outstanding Class G Preferred had been converted into Common Stock as of the record date for the determination of holders entitled to receive said dividend.

     3.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the reorganization, consolidation or merger of the Corporation with or into any other company or companies, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or sold (whether by the Corporation or the holders of outstanding capital stock), the holders of outstanding Preferred Stock and Common Stock will be entitled to receive from the Corporation's assets available for distribution to stockholders, the amounts and preferences as set forth below:

               (i) The holders of Class F Preferred shall receive cash in the amount of Twelve Dollars ($12.00) per share, plus an amount equal to all declared but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (ii) After payment to the holder of Class F Preferred of their liquidation preference as set forth in Section 3(a)(i), the holders of Class C Preferred shall receive cash in the amount of Three and 67/100 Dollars ($3.67) per share, plus an amount equal to all accrued but unpaid dividends on such shares, before any payment or distribution shall be made to the holders of Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred, Class G Preferred, Blank Check Preferred or Common Stock or shares of any class of capital stock of the Corporation;

               (iii) After payment to the holders of Class C Preferred and Class F Preferred of their liquidation preference as set forth in Section 3(a)(i)-(ii), the holders of Class A Preferred shall receive cash in the amount of 63/100 Dollars ($0.63) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class B Preferred shall receive cash in the amount of One and 25/100 Dollars ($1.25) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class D Preferred shall receive cash in


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



          the amount of One and 35/100 Dollars ($1.35) per share, plus an amount equal to declared but unpaid dividends on such shares; the holders of Class E Preferred shall receive cash in the amount of the Class E Liquidation Preference Amount; provided, however, that except as provided in the next proviso, the aggregate amount payable to the holders of Class E Preferred pursuant to this Section 3(a)(ii) shall not exceed Five Million Dollars ($5,000,000); provided, further, that if the holders of Class E Preferred shall have purchased additional shares of Common Stock pursuant to the terms of Section 1(h) of the Purchase Agreement, the aggregate amount set forth in the immediately preceding proviso shall be increased by the aggregate amount actually paid for such Common Stock; the holders of Class G Preferred shall receive cash in the amount of One and 85/100 Dollars ($1.85) per share, plus an amount equal to declared but unpaid dividends on such shares; and the holders of Blank Check Preferred shall receive the liquidation preference which is set forth in the Certificate of Designation setting the terms of such shares;

               (iv) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Section 3(a)(i)-(iii), the holders of Class E Preferred shall be entitled to receive payment of an amount equal to the difference of (x) the Class E Liquidation Preference Amount, less (y) the aggregate payments received by the holders of Class E Preferred pursuant to Section 3(a)(iii);

               (v) After payment to the holders of Preferred Stock of their liquidation preference as set forth in Sections 3(a)(i) - (iv), the holders of outstanding shares of Common Stock as of the date of this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (not including Common Stock issued upon conversion of Preferred Stock) shall receive cash in the amount of the original amounts for which such Common Stock was issued, which will be distributed ratably in proportion to the number of shares of Common Stock held by such holder, but in no event shall the aggregate amount payable to the holders of the Common Stock pursuant to this Section 3(a)(v) exceed One Million One Hundred Thousand Dollars ($1,100,000);

               (vi) After payment to the holders of Preferred Stock and Common Stock (not including Common Stock issued upon conversion of Preferred Stock) of their liquidation preference as set forth in Sections 3(a)(i)-(v), the Founders and holders of vested options to purchase Common Stock shall receive cash in an amount equal to their pro-rata portion (using the number of shares the vested option holder would have if the options had been exercised at the then current exercise price) of Two Million Dollars ($2,000,000);

               (vii) After the payments set forth in Sections 3(a)(i) - (vi), all remaining assets of the Corporation shall be distributed ratably to the holders of outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by such holders.

          If, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(i) to the holders of all the outstanding Class F Preferred, the holders of Class F Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, in the event that the holders of the Class F Preferred shall have been paid all amounts payable under Section 3(a)(i) but the Corporation has insufficient funds to pay the amounts payable under
     Section 3(a)(ii) to the holders of all the outstanding Class C Preferred, the holders of Class C Preferred shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Further, if, upon any such event, the Corporation has insufficient funds to pay the amounts payable under Section 3(a)(iii) to the holders of all the outstanding Group II Preferred Stock, the holders of such Group II Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) None of the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consolidation or merger of any other corporation or corporations with or into the Corporation, nor the reorganization of the Corporation, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if the holders of at least fifty-one percent (51%) of the then outstanding Convertible Preferred Shares and Class F Preferred together elect to have such events not deemed a liquidation of the Corporation by giving written notice to the Corporation.

          (c) After the payment in cash to the holders of Class G Preferred of the full preferential amount fixed in accordance with the provisions of
     Section 3(a) with respect to the outstanding Class G Preferred, the holders of outstanding Class G Preferred as such will have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event (i) the holders of the Class G Preferred vote to convert their shares of Class G Preferred into Common Stock immediately prior to or in connection with an event specified in Section 3(a) or (ii) any holder of Class G Preferred otherwise converts their shares of Class G Preferred into Common Stock in accordance with such holder's rights under
     Section 4, the priorities and preferences set forth in Section 3(a) shall be of no further effect and the holders of such Common Stock shall share all of the assets of the Corporation available for distribution to all holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     4.   Conversion Rights.

          (a) Conversion. The holder of each outstanding Class G Preferred shall, subject to the terms and conditions hereinafter set forth, convert such Class G Preferred into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 4(b)) in effect on the Conversion Date (as defined in Section 4(c)), at the following times and pursuant to the following conditions: (i) at any time, at such stockholder's option; (ii) automatically and simultaneously upon the Closing of a Public Offering; or (iii) upon the written notice to the Corporation at the election by the holders of seventy-five percent (75%) of the outstanding Class G Preferred, voting on an As Converted Basis.

          (b) Conversion Price. Each Class G Preferred shall be convertible at an office or agency referred to below into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest one-hundredth (1/100th) of a share) as is determined by dividing One and 85/100 Dollars ($1.85) by the Conversion Price in effect on the Conversion Date. As of the date this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware, the price at which Common Stock shall initially be issuable upon conversion shall be One and 85/100 Dollars ($1.85) per share, which price may be adjusted from time to time as provided in Section 4(f) (the "Conversion Price").

          (c) Method of Conversion. In order to exercise such conversion privilege, the holder of any Class G Preferred to be converted shall present and surrender the certificate(s) representing such Class G Preferred during usual business hours at any office or agency of the Corporation maintained for the transfer of Class G Preferred and shall deliver a written notice of its election to convert the Class G Preferred represented by such certificate(s), or any portion thereof, specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. If so required by the Corporation, any certificate for Class G Preferred surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such Class G Preferred or such holder's duly authorized representative. Each conversion of Class G Preferred shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such Class G Preferred shall have been surrendered and any required notice and instruments of transfer received as aforesaid. Subject to the provisions of Section 4(f)(viii), the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Common Stock immediately prior to the close of business on the Conversion Date. Subject to the provisions of Section (f)(viii), as promptly as practicable (and in any event within two (2) business days) after the presentation and surrender for conversion, as herein provided, of any certificate or certificates for Class G Preferred, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate or certificates for Class G Preferred shall be surrendered for conversion of less than all of the Class G Preferred represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of Class G Preferred represented by such surrendered certificate or certificates which are not converted. The issuance of certificates for Common Stock issuable upon the conversion of Class G Preferred, and the issuance of certificates representing Class G Preferred which are not converted as described above, shall be at the Corporation's expense and without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Class G Preferred and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (d) No Adjustment for Dividends. With respect to any conversion of Class G Preferred into Common Stock pursuant to this Section 4, no adjustment shall be made for dividends declared but as yet unpaid on the Class G Preferred as of any record date prior to the Conversion Date; provided, however, that upon the conversion of such Class G Preferred, the dividend declared but as yet unpaid on the Class G Preferred shall be payable on the Common Stock issued upon such conversion as if such Common Stock were outstanding as of the record date for the determination of holders entitled to receive said dividend.

          (e) Fractional Shares. If more than one Class G Preferred share shall be surrendered for conversion at one time by the same holder, the number of full Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class G Preferred shares so surrendered. If any fractional interest in a Share of Common Stock would be deliverable upon the conversion of any Class G Preferred, the Corporation shall issue a certificate which shall evidence and include such fractional interest in the Common Stock.

          (f) Conversion Price Adjustments. The Conversion Price for the Class G Preferred shall be subject to adjustment from time to time as follows:

               (i) Common Stock Issued at Less Than the Conversion Price. In the event that the Corporation shall issue Additional Common Shares (as defined in Article 4, Section C. 4(f)(i) of this Amended and Restated Certificate of Incorporation), the Conversion Price in effect immediately prior to each such issuance shall be reduced to a price determined by multiplying the then current Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of Additional Common Stock so issued.

          For the purposes of any adjustment of the Conversion Price pursuant to this Section 4(f)(i), the following provisions shall be applicable:

                    (A) Cash. In the case of the issuance of Common Stock for
               cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (B) Consideration Other Than Cash. In the case of the
               issuance of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 4(g)) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock.

                    (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable), or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                         (1) the aggregate maximum number of shares of Common
                    Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable and for a consideration equal to the consideration (determined in the manner provided in Sections 4(f)(i)(A) and (B)), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the Common Stock covered thereby;

                         (2) the aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities become convertible or exchangeable or such options, warrants or other rights become exercisable and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(i)(A) and
                    (B));

                         (3) on any change in the number of shares of Common
                    Stock deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from any subdivision, split-up, combination or reclassification thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights not exercised becoming exercisable prior to such change, or securities not converted or exchanged becoming convertible or exchangeable prior to such change, upon the basis of such change but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

                         (4) on the expiration or cancellation of any such
                    options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon such options, warrants or other rights becoming exercisable or securities becoming convertible or exchangeable on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                         (5) if the Conversion Price shall have been adjusted
                    upon such options, warrants or other rights becoming exercisable or such convertible or exchangeable securities becoming convertible or exchangeable, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

               (ii) Excluded Shares. "Excluded Shares" has the meaning given to it in Article 4, Section C. 4(f)(ii) of this Amended and Restated Certificate of Incorporation.

               (iii) Stock Dividends; Stock Splits, Etc. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class G Preferred is increased by a stock dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately adjusted so that the holder of any Class G Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class G Preferred been converted immediately prior thereto.

               (iv) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class F Preferred is decreased by a combination of the outstanding Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any Class G Preferred thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action had such Class G Preferred been converted immediately prior thereto.

               (v) Reorganizations, Etc. In the case of any capital reorganization of the Corporation, any reclassification of Common Stock, the consolidation of the Corporation with or the merger of the Corporation with or into any other entity (other than a reorganization or merger solely for the purpose of the change in the state of incorporation of the Corporation) or the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person or entity, each Class G Preferred shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Class G Preferred would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Class G Preferred shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of the Class G Preferred. The subdivision or combination of Common Stock issuable upon conversion of Class G Preferred at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4(f)(v).

               (vi) Evidences of Indebtedness or Assets. In case the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons or assets (excluding cash dividends or dividends payable solely in Common Stock) then, in each such case, each holder of Class G Preferred shall be entitled to receive a proportionate share of any such distribution as if it had converted into the number of shares of Common Stock of the Corporation into which its Class G Preferred would have been convertible as of the record date fixed for the determination of the holders of outstanding shares of Common Stock of the Corporation entitled to receive such distribution.

               (vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(f) shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one cent ($0.01), but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or more.

               (viii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 4(f) shall require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event the issuing to the holder of any Class G Preferred converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment; provided, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (ix) Applicable Adjustment. In any case in which the provisions of this Section 4(f) shall require an adjustment to the Conversion Price for the Class G Preferred, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any appropriate provision of this Section 4(f) to such event.

          (g) Current Market Price. "Current Market Price" shall have the meaning given in Article 4, Section C. 4.(g) of this Amended and Restated Certificate of Incorporation; provided, that, if within fifteen (15) days of receiving notice of an event under Section 4(f) requiring the calculation of the Current Market Price a holder of at least ten percent (10%) of the currently outstanding Class G Preferred requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a Share of Common Stock within thirty (30) days of its appointment. The determination of the Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Class G

     Preferred. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

          (h) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as herein provided:

               (i) the Corporation shall compute the adjusted Conversion Price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and the facts requiring such adjustment, and such certificate shall forthwith be filed at the office of the transfer agent or agents, if any, for the Class G Preferred and at the principal office of the Corporation; and

               (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the facts requiring such adjustment shall, as soon as practicable, be mailed to the holders of record of the outstanding Class G Preferred. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of
          Section 4(j).

          (i) Cancellation. All Class G Preferred which shall have been surrendered for conversion as herein provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such Class G Preferred, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive Common Stock or other assets or property in exchange therefor.

          (j) Notice to Holders. In the event that:

               (i) the Corporation shall take action to make any distribution or dividend to the holders of any class of its capital stock;

               (ii) the Corporation shall take action to offer for subscription pro rata to the holders of any class of its capital stock securities of any kind;

               (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split-up or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

               (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

          then the Corporation shall (x) in case of any such distribution, dividend or offering of subscription rights, at least ten (10) days prior to the date or expected date on which the books of the Corporation shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least ten (10) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of Class G Preferred at such holder's address as shown on the books of the Corporation. The notice to be given in accordance with this Section 4 (j) shall also specify
          (x) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled thereto, and (y) the date or expected date on which the holders of any class of the Corporation's capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

               (k) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class F Preferred, the full number of shares of Common Stock then deliverable upon the conversion of all Class G Preferred then outstanding.

               (l) Reclassification of Common Stock. For the purposes of this
          Section 4, the term "Common Stock" shall mean (a) the class of stock designated as the Common Stock of the Corporation on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section
          4)(f)(v), the holder of any Class G Preferred thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than Common Stock, and the number of such other shares so receivable upon conversion of any Class G Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4(f)(v), and the other provisions of this Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

               (m) Treasury Shares. For the purpose of this Section 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

               (n) Approvals. If any Common Stock to be reserved for the purpose of conversion of Class G Preferred requires registration with or approval of any governmental authority under any Federal or state law or of the NASDAQ System before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Class G Preferred are then convertible are listed on any national securities exchange, the Corporation will, if


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



          permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.

               (o) Valid Issuance. All Common Stock that may be issued upon conversion of the Class G Preferred will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

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



J.   TERMS OF BLANK CHECK PREFERRED STOCK

     The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of Blank Check Preferred of the Corporation.

BLANK CHECK PREFERRED STOCK

          Subject to the provisions of this Article Fourth and the express provisions of each series of Blank Check Preferred and the outstanding Preferred Stock, the Board of Directors is hereby empowered to cause the Blank Check Preferred to be issued from time to time for such consideration as it may from time to time fix, and to cause such Blank Check Preferred to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issues of such stock adopted by the Board of Directors. Each series of Blank Check Preferred shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Blank Check Preferred shall be of equal rank and shall be identical. All shares of any one series of Blank Check Preferred so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Blank Check Preferred so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including, without limitation, the following:

               (a) The distinctive designation of and the number of shares of Blank Check Preferred which shall constitute such series; provided, that such number may be increased (but not above the total number of authorized shares of Blank Check Preferred) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Blank Check Preferred of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Blank Check Preferred or any other class of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

               (c) The right, if any, of the holders of Blank Check Preferred of such series to convert the same into, or exchange the same for, shares of any other class


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



          of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

               (d) Whether or not Blank Check Preferred of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Blank Check Preferred of such series may be redeemed;

               (e) The rights, if any, of the holders of Blank Check Preferred of such series upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary;

               (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Blank Check Preferred of such series; and

               (g) The voting powers, if any, of the holders of such series of Blank Check Preferred which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the Blank Check Preferred as a class, (i) to vote more or less than one vote per share on any or all matters voted by the stockholders, and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the Blank Check Preferred or under such other circumstances and upon such other condition as the Board of Directors may fix.

     FIFTH: The name and mailing address of the Incorporator is as follows:

                   NAME                               MAILING ADDRESS
                   ----                               ---------------
          ACFB Incorporated                           2300 BP Tower
                                                      200 Public Square
                                                      Cleveland, Ohio 44114

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the bylaws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.



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          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

          When and as authorized by the stockholders in accordance with this Amended and Restated Certificate of Incorporation and applicable statutes, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration (which may consist, in whole or in part, of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations) as the Corporation's Board of Directors shall deem appropriate and in the best interests of the Corporation.

     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article Tenth shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     ELEVENTH: A. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent, authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights


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than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection B of this Article Eleventh, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eleventh shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Eleventh or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     B. If a claim under subsection A of this Article Eleventh is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eleventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.



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     D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     E. As used in this Article Eleventh, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Eleventh with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     F. If this Article Eleventh or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article Eleventh that shall not have been invalidated or by any other applicable law.


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     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by a duly authorized officer as of the 28th day of April, 2000.

                                            ATHERSYS, INC.



                                            By: /s/ Gil Van Bokkelen
                                            Name:  Gil Van Bokkelen
                                            Title: President and Chief Executive
                                                   Officer





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